Exhibit 5.1

[Letterhead of Fried, Frank, Harris, Shriver & Jacobson LLP]

November 22, 2013

Extended Stay America, Inc. and

ESH Hospitality, Inc.

11525 N. Community House Road, Suite 100

Charlotte, North Carolina 28277

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Extended Stay America, Inc., a Delaware corporation (the “Corporation”), and ESH Hospitality, Inc., a Delaware corporation (“ESH REIT” and, together with the Corporation, the “Registrants”) in connection with the Registrants’ Registration Statement on Form S-8 (together with any amendments thereto, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) an aggregate of 8,000,000 shares of common stock, par value $0.01 per share, of the Corporation (the “Corporation Shares”) available for future issuance under the Extended Stay America, Inc. 2013 Long-Term Incentive Plan (the “Corporation LTIP”) and (ii) an aggregate of 8,000,000 shares of Class B common stock, par value $0.01 per share, of ESH REIT (the “ESH REIT Shares” and, once paired with the Corporation Shares, the “Shares”) available for future issuance under the ESH Hospitality, Inc. 2013 Long-Term Incentive Plan (the “ESH REIT LTIP”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, facsimile, electronic or reproduction copies of such agreements, instruments, documents and records of the Registrants, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Registrants and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Registrants.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) the Corporation Shares registered pursuant to the Registration Statement to be issued by the Corporation have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Corporation LTIP will be validly issued, fully paid and nonassessable and (ii) the ESH REIT Shares registered pursuant to the Registration Statement to be issued by ESH REIT have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the ESH REIT LTIP will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the Constitution of the State of Delaware, in each case as currently in effect, and reported judicial decisions interpreting such provisions of the DGCL and the Constitution of the State of Delaware, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no responsibility to update or supplement this letter after the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP